Exhibit 21.1

Subsidiaries of Nasdaq, Inc.*
As of February 1, 2026

U.S. Entities

1.Adenza, Inc. (organized in Delaware)
2.BoardVantage, Inc (organized in Delaware)
3.Boston Stock Exchange Clearing Corporation (organized in Massachusetts)
4.Content Services, LLC (organized in Delaware)
5.Directors Desk, LLC (organized in Delaware)
6.Dorsey, Wright & Associates, LLC (organized in Virginia)
7.eVestment Alliance, LLC (organized in Delaware)
8.eVestment, Inc. (organized in Delaware)
9.FINRA/Nasdaq Trade Reporting Facility LLC (organized in Delaware)
10.FRAMLxchange Inc. (organized in Delaware)
11.FTEN, Inc. (organized in Delaware)
12.International Securities Exchange Holdings, Inc. (organized in Delaware)
13.Longitude LLC (organized in Delaware)
14.Nasdaq BX, Inc. (organized in Delaware)
15.Nasdaq Capital Markets Advisory LLC (organized in Delaware)
16.Nasdaq Corporate Services, LLC (organized in Delaware)
17.Nasdaq Corporate Solutions, LLC (organized in Delaware)
18.Nasdaq Data Acquisition, LLC (organized in Delaware)
19.Nasdaq Digital Asset Holdings, LLC (organized in Delaware)
20.NASDAQ Energy Futures, LLC (organized in Delaware)
21.Nasdaq Execution Services, LLC (organized in Delaware)
22.Nasdaq Fund Secondaries, LLC (organized in Delaware)
23.NASDAQ Futures, Inc. (organized in Delaware)
24.Nasdaq GEMX, LLC (organized in Delaware)
25.NASDAQ Global, Inc. (organized in Delaware)
26.Nasdaq Information, LLC (organized in Delaware)
27.Nasdaq ISE, LLC (organized in Delaware)
28.Nasdaq MRX, LLC (organized in Delaware)
29.Nasdaq PHLX LLC (organized in Delaware)
30.Nasdaq Private Market, LLC (organized in Delaware)
31.Nasdaq SB Holdings, LLC (organized in Delaware)
32.Nasdaq Technology Services, LLC (organized in Delaware)
33.Nasdaq Verafin LLC (organized in Delaware)
34.NFSTX, LLC (organized in Delaware)
35.OneReport, LLC (organized in Delaware)
36.Operations & Compliance Network, LLC (organized in Delaware)
37.QDiligence LLC (organized in Illinois)
38.Stock Clearing Corporation of Philadelphia (organized in Pennsylvania)
39.Sybenetix Inc. (organized in Delaware)
40.The Nasdaq Options Market LLC (organized in Delaware)
41.The Nasdaq Stock Market LLC (organized in Delaware)
42.U.S. Exchange Holdings, Inc. (organized in Delaware)
43.Volos Portfolio Solutions, Inc. (organized in Delaware)

Exhibit 21.1
Non-U.S. Subsidiaries

1.AB Nasdaq Vilnius (organized in Lithuania)
2.Adenza Australia Pty Ltd. (organized in Australia)
3.Adenza Brasil Ltda (organized in Brazil)
4.Adenza Chile SpA (organized in Chile)
5.Adenza Colombia S.A.S. (organized in Colombia)
6.Adenza Georgia LLC (organized in Georgia)
7.Adenza India Private Ltd. (organized in India)
8.Adenza Ireland Ltd. (organized in Ireland)
9.Adenza Israel Ltd. (organized in Israel)
10.Adenza Korea LLC (organized in South Korea)
11.Adenza Netherlands B.V. (organized in the Netherlands)
12.ADENZA POLAND SOO SPOLKA Z OGRANICZONA ODPOWIEDZIALNOSCIA (organized in Poland)
13.Adenza Portugal S.A. (organized in Portugal)
14.Adenza Spain S.L. (organized in Spain)
15.Adenza Technology (DIFC) Ltd. (organized in Dubai)
16.Adenza Technology de Mexico, S. de R.L. de C.V. (organized in Mexico)
17.AS Pensionikeskus AS (organized in Estonia)
18.Axioma SD, Ltd. (organized in Russia)
19.AxiomSL Holdings B.V. (organized in the Netherlands)
20.Calypso Software (Beijing) Co Ltd. (organized in China)
21.Calypso Technology Pte. Ltd. (organized in Singapore)
22.Cinnober Financial Technology AB (organized in Sweden)
23.Ensoleillement Inc. (organized in Canada)
24.eVestment Alliance (UK) Limited (organized in the United Kingdom)
25.eVestment Alliance Australia Pty Ltd (organized in Australia)
26.Indxis Ltd (organized in the United Kingdom)
27.Metrio Software Inc. (organized in Quebec)
28.Nasdaq (Asia Pacific) Pte. Ltd. (organized in Singapore)
29.Nasdaq AB (organized in Sweden)
30.Nasdaq Arabia Limited (organized in Saudi Arabia)
31.Nasdaq Australia Holding Pty Ltd (organized in Australia)
32.NASDAQ Canada Inc. (organized in Canada)
33.Nasdaq Clearing AB (organized in Sweden)
34.Nasdaq Copenhagen A/S (organized in Denmark)
35.Nasdaq Corporate Solutions (India) Private Limited (organized in India)
36.Nasdaq Corporate Solutions International Limited (organized in the United Kingdom)
37.Nasdaq CSD SE (organized in Latvia)
38.Nasdaq CXC Limited (organized in Canada)
39.Nasdaq Exchange and Clearing Services AB (organized in Sweden)
40.Nasdaq France SARL (organized in France)
41.Nasdaq Germany GmbH (organized in Germany)
42.Nasdaq Helsinki Ltd (organized in Finland)
43.Nasdaq Holding AB (organized in Sweden)
44.Nasdaq Holding Denmark A/S (organized in Denmark)
45.Nasdaq Iceland hf. (organized in Iceland)
46.Nasdaq International Ltd (organized in the United Kingdom)
47.Nasdaq Limited (organized in the United Kingdom)
48.Nasdaq Ltd. (organized in Hong Kong)
49.NASDAQ Korea Ltd (organized in South Korea)
50.Nasdaq Nordic Ltd (organized in Finland)

Exhibit 21.1
51.Nasdaq Oslo ASA (organized in Norway)
52.Nasdaq Pty Ltd (organized in Australia)
53.Nasdaq Riga, AS (organized in Latvia) (92.98% owned, directly or indirectly, by Nasdaq, Inc.)
54.Nasdaq Singapore Pte. Ltd. (organized in Singapore)
55.Nasdaq Spot AB (organized in Sweden)
56.Nasdaq Stockholm AB (organized in Sweden)
57.Nasdaq Tallinn AS (organized in Estonia)
58.Nasdaq Technology (Japan) Ltd (organized in Japan)
59.Nasdaq Technology AB (organized in Sweden)
60.Nasdaq Technology Energy Systems AS (organized in Norway)
61.Nasdaq Technology Italy Srl (organized in Italy)
62.Nasdaq Teknoloji Servisi Limited Sirketi (organized in Turkey)
63.Nasdaq Treasury AB (organized in Sweden)
64.Nasdaq Vilnius Services UAB (organized in Lithuania)
65.OMX Treasury Euro AB (organized in Sweden) (99.9% owned, directly or indirectly, by Nasdaq, Inc.)
66.OMX Treasury Euro Holding AB (organized in Sweden)
67.Puro.earth (organized in Finland) (70% owned, directly or indirectly, by Nasdaq, Inc.)
68.Quandl, Inc. (organized in Canada, Federal)
69.SMARTS Broker Compliance Pty Ltd (organized in Australia)
70.SMARTS Market Surveillance Pty Ltd (organized in Australia)
71.Sybenetix Limited (organized in the United Kingdom)
72.Sybenetix Ukraine (organized in the Ukraine)
73.TOV AxiomSL (organized in the Ukraine)
74.Verafin Solutions ULC (organized in Canada)

* The list of subsidiaries does not include not-for-profit entities or foreign branches of subsidiaries, or entities in which Nasdaq owns less than 50% of the entity.